UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 18, 2010

OMNOVA Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road, Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 330-869-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In connection with the proposed acquisition by OMNOVA Solutions Inc. (the “Company”) of Eliokem International SAS (“Eliokem”) contemplated by the letter agreement with AXA Investment Managers Private Equity Europe, on behalf of two of its funds (the “AXA Funds”) and as agent for the AXA Funds and the other holders of Eliokem’s equity securities, as described in the Current Report on Form 8-K filed by the Company on September 23, 2010, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K the unaudited pro forma combined financial statements giving effect to the proposed acquisition by the Company of Eliokem and related financings on the historical financial position and results of operations of the Company and Eliokem, along with certain additional information regarding Eliokem in Exhibit 99.1, which information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Combined Financial Statements and Information Regarding Eliokem.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Secretary
Date:	October 18, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Combined Financial Statements and Information Regarding Eliokem.